Exhibit 10.2

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 30, 2024 (the “Fourth Amendment Effective Date”), is entered into by and among ALDEYRA THERAPEUTICS INC., a Delaware corporation (“Aldeyra”), Helio Vision, LLC, a Delaware limited liability company, and each of Aldeyra’s Qualified Subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, referred to as “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”).

Borrower, Lender and Agent are parties to that certain Loan and Security Agreement, dated as of March 25, 2019 (the “Original Loan Agreement”; the Original Loan Agreement, as amended by the First Amendment to Loan and Security Agreement dated April 20, 2021, the Second Amendment to Loan and Security Agreement dated December 22, 2022, and the Third Amendment to Loan and Security Agreement dated April 29, 2024, the “Existing Loan Agreement”; and the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). As of the Fourth Amendment Effective Date, the Term Loan principal balance outstanding is Fifteen Million Dollars ($15,000,000). Borrower has requested that Agent and Lender agree to certain amendments to the Loan Agreement. Agent and Lender have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Rules of Construction. The rules of construction that appear in Section 1.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan Agreement.

(a) Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Loan Agreement is hereby amended as follows:

(i) New Definition. The following definition is added to Section 1.1 in its proper alphabetical order:

“Fourth Amendment Effective Date” means September 30, 2024.

“End of Term Charge III” means $300,000.

(ii) Amended and Restated Definitions. The following definitions are hereby amended and restated as follows:

“End of Term Charge” means, collectively, End of Term Charge I, End of Term Charge II and End of Term Charge III.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the Prime Rate plus 3.10% or (ii) 11.10%.

“Term Loan Maturity Date” means April 1, 2026.

(iii) Section 2.6. Section 2.6 is hereby amended and restated as follows:

“2.6 End of Term Charge.

(a) On the earliest to occur of (i) October 1, 2023, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender the End of Term Charge I. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

(b) On the earliest to occur of (i) October 1, 2024, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender the End of Term Charge II. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Second Amendment Effective Date.

(c) On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender the End of Term Charge III. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Fourth Amendment Effective Date.”

(iv) Section 2.7. The last sentence of Section 2.7 is hereby amended and restated as follows:

“Borrower expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to Lender as herein described was on the Closing Date, the Second Amendment Effective Date and the Fourth Amendment Effective Date and continues to be a material inducement to Lender to provide the Term Loans.”

(v) Section 11.2. Section 11.2(c) is hereby amended and restated as follows:

“(c)	If to Borrower:

ALDEYRA THERAPEUTICS, INC.

Attention: Todd Brady, CEO

131 Hartwell Avenue

Lexington, MA 02421

email: tbrady@aldeyra.com

Telephone: (781) 761-4904

with a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

Attention: Jay K. Hachigian and Keith J. Scherer

Telephone: (617) 648-9100

Email: hach@gunder.com; kscherer@gunder.com

or to such other address as each party may designate for itself by like notice.”

(b) References Within Existing Loan Agreement. Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Borrower shall have paid (i) all invoiced costs and expenses then due in accordance with Section 5(e) of this Amendment, and (ii) all other fees, costs and expenses, if any, due and payable as of the date hereof under the Loan Agreement.

(b) Agent shall have received:

(i) this Amendment, executed by Agent, Lender and Borrower; and

(ii) such other documents as Agent may reasonably request.

(c) On the date hereof, after giving effect to the amendment of the Existing Loan Agreement contemplated hereby, there exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4 Representations and Warranties. To induce Agent and Lender to enter into this Amendment, each Borrower hereby confirms, as of the date hereof, that (a) the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; (b) there has not been and there does not exist a Material Adverse Effect; (c) [reserved]; (d) Agent has and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Agent, pursuant to the Loan Documents or otherwise granted to or held by Agent; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; (f) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues; and (g) no Event of Default has occurred and is continuing.

SECTION 5 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation; No Novation.

(i) Except as expressly amended pursuant hereto or referenced herein, the Existing Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.

(ii) Each Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Existing Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Existing Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Existing Loan Agreement, including without limitation any Term Loans funded on or after the date hereof, as of the date hereof, and with effect from (and including) the date hereof, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Existing Loan Agreement, as amended by this Amendment, and the other Loan Documents, and (4) agrees that the Existing Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(iii) This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Existing Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lender) security titles to or other liens on any Collateral for the Secured Obligations.

(b) Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lender unless Agent shall have received notice from Lender prior to the Fourth Amendment Effective Date specifying its objection thereto.

(c) Release. In consideration of the agreements of Agent and Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lender, and each of their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Fourth Amendment Effective Date for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or the transactions thereunder or related thereto. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(d) No Reliance. Borrower hereby acknowledges and confirms to Agent and Lender that each such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Borrower agrees to pay to Agent on the date hereof the reasonable and documented out-of-pocket costs and expenses of Agent and Lender party hereto, and the reasonable and documented fees and disbursements of counsel to Agent and Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k) Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.

(l) Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

ALDEYRA THERAPEUTICS, INC.

Signature:	/s/ Todd C. Brady

Print Name:	Todd C. Brady

Title:	Chief Executive Officer

HELIO VISION, LLC

Signature:	/s/ Todd C. Brady

Print Name:	Todd C. Brady

Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to Fourth Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Deputy General Counsel, Portfolio Transactions

LENDER:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Deputy General Counsel, Portfolio Transactions

[Signature Page to Fourth Amendment to Loan and Security Agreement]